                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: NOVEMBER 19, 1995
                       (Date of earliest event reported)


                        ARMSTRONG WORLD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



   PENNSYLVANIA                 1-2116                    23-0366390
   (State or other            (Commission                 (IRS Employer
   jurisdiction of             File Number)               Identification No.)
   incorporation)



313 WEST LIBERTY STREET, P. O. BOX 3001, LANCASTER, PENNSYLVANIA    17604
       (Address of principal executive offices)                   (ZIP Code)



Registrant's telephone number, including area code:  (717) 397-0611



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ITEM 5.  OTHER EVENTS
         ------------

     On November 19, 1995, Armstrong World Industries, Inc., a Pennsylvania corporation ("AWI") and its wholly-owned subsidiary, Armstrong Enterprises, Inc., a Vermont corporation ("AEI"), entered into an agreement with INTERCO INCORPORATED, a Delaware corporation ("Interco"), pursuant to which Interco agreed to purchase all of the outstanding capital stock of Thomasville Furniture Industries, Inc., a Pennsylvania corporation and wholly-owned subsidiary of AEI ("Thomasville"). The purchase price will be approximately $331.2 million cash, plus the assumption of $8 million of Thomasville debt. Consummation of the transactions provided for in the Agreement is subject to a number of conditions including receipt of clearance required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, financing by Interco and other customary approvals.

     The transaction is expected to close by or shortly after the end of 1995.

     A copy of the press release issued by AWI on November 20, 1995, is attached hereto as Exhibit 99 and incorporated by reference herein.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      ARMSTRONG WORLD INDUSTRIES, INC.
                                      (a Pennsylvania corporation)



                               By:    /s/ L. A. Pulkrabek
                                      -------------------------------------
                                      L. A. PULKRABEK
                                      Senior Vice President, Secretary and
                                      General Counsel



Date: November 29, 1995



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